Exhibit 99.1

Ironclad Performance Wear Reports First Quarter 2014 Results

LOS ANGELES, CA – March 8, 2014 – Ironclad Performance Wear Corporation (ICPW:OB), the recognized leader in high-performance task-specific work gloves, reported financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Results

The Company reported Net Sales for the first quarter of 2014 of $5.1 million, a decrease of 4.5% percent from the first quarter total of $5.3 million for 2013. The decline primarily resulted from reduced sales to ORR Safety in our industrial/safety segment and AutoZone in our retail automotive segment. As disclosed in the prior quarter, the decline with ORR Safety occurred as they completed an inventory rationalization that began during 2013. The Company expects sales to ORR Safety to rebound during the 2nd quarter of 2014. The decline with AutoZone was due to the wind down of our Snap-on license branded program. The Company did experience significant increases in sales with other customers in its industrial, international and private label segments.

Gross Profit was $1.5 million, or 28.9% of Net Sales in the first quarter of 2014, compared to $2.0 million, or 37.2% of Net Sales in the first quarter of 2013.

Gross Profit declined in our domestic industrial segment as a result of lower sales volume with our largest industrial customer, ORR Safety.  However, higher revenues and Gross Profit in our international distribution segment offset the majority of the domestic industrial segment’s shortfall.

Gross Profit in our private label business more than doubled for the first quarter, all of which was attributable to the increase in private label sales volume. While private label is an important part of our business, it does not generate the margins achieved in our industrial or international segments.

The retail segment recorded an approximate 57% decline in Gross Profit from the same period a year ago. The drop was due to the wind down of our Snap-on license program with AutoZone. The Company, for the quarter, recorded lower revenues, all sold at lower margins to close out products, as required by the license, and also incurred other promotional expenses.

Expenses as a percent of Net Sales in the first quarter of 2014 decreased to 38.5%, or $2.0 million, compared to 39.4% of Net Sales, or $2.1 million during the same period last year.

Loss from Operations in the first quarter of 2014 was $484,000, or 9.5%, as compared to a loss of $112,000, or 2.1%, during the same period in 2013.

Net Loss for the first quarter of 2014 was $491,000, or $0.01 per share, as compared to a loss of $122,000, or $0.01 per share, in the same period last year.

Ironclad’s Chief Executive Officer, Jeffrey Cordes, commented: “The 2014 first quarter performance simply calls out the ups and downs that smaller companies like Ironclad are susceptible to where significant customer concentrations often create dramatic highs and lows quarter to quarter. This is why for the remainder of 2014 we are so focused on expanding our base of distributors and retailers.

While hidden by the quarter’s top and bottom line totals, there were actually solid wins this quarter in new business landed, initial shipments on new programs, and recoveries from prior year declines by other key customers. Our international business was up more than 90% and our private label business increased more than 120%.”

Mr. Cordes added: “We believe the decline of revenues with ORR Safety this quarter is primarily timing related and will be recovered during the next three quarters. We are excited that we are beginning to roll out this quarter our new KONG glove for Quanta Services. This is a major new KONG program that ORR Safety and Ironclad worked together on. While the loss of the Snap-on business at AutoZone was unfortunate, the fact remains that we have a good opportunity to build our retail business going forward with AutoZone and many additional customers.

This quarter’s results further validates our view that this Company continues to succeed on the strength of its product and brand reputation, and with proper execution on further line development, sales team development and supply chain, can be very successful.

We continue to view 2014 as a rebuilding year for the Company. We are already aggressively making changes to put us on the road to profitable growth in 2015.”

Conference Call

Ironclad Performance Wear will hold a conference call to discuss first quarter 2014 financial results on Thursday, May 8th, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To participate in the conference call, interested parties should dial:

Date: Thursday, May 8, 2014

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Domestic Dial-In Number: (877) 941-2321

International Dial-In Number: (480) 629-9666

Conference ID Number: 4681367

The conference call will be broadcast simultaneously and available for replay at: http://public.viavid.com/index.php?id=108966 and via the landing page of the Company's Website at www.ironclad.com.

Replay Dial-In Numbers:

TOLL-FREE   1-877-870-5176

TOLL/INTERNATIONAL   1-858-384-5517

From:  05/08/14 at 7:30 pm Eastern Time

To:    05/22/14 at 11:59 pm Eastern Time

Replay Pin Number:  4681367

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through May 22, 2014.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding expanding our base of retailers and distributors, anticipated sales to customers, development of product lines, our sales team and our supply chain, and anticipated growth and profitability. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Jeffrey Cordes, CEO

jeffc@ironclad.com

(310) 643-7800